UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2023

MEDMEN ENTERPRISES INC.

(Exact name of registrant as specified in its charter)

British Columbia	000-56199	98-1431779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8740 S Sepulveda Blvd, Suite 105, Los Angeles, California 90045

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code (424) 330-2082

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Ellen Beth Harrison as Chief Executive Officer and Director

On July 5, 2023, MedMen Enterprises Inc. (the “Company”) announced the appointment of Ellen Beth Harrison (a.k.a. Ellen Deutsch) to serve as the Company’s Chief Executive Officer, effective immediately. Ms. Harrison replaced Edward Record, who stepped down from the role of Interim Chief Executive Officer but will continue as a non-executive member of the board of directors of the Company (the “Board”). Concurrently, Ms. Harrison was appointed to the Board, which increased the size of the Board to six directors.

Ellen Beth Harrison, 62, served as Senior Vice President of Market Development and Shared Services at Acreage Holdings, Inc., a vertically integrated, multi-state operator of cannabis cultivation and retailing facilities in the U.S., from February 2022 to July 2023. Prior to that, from October 2019 to November 2021, Ms. Harrison was Executive Vice President and Chief Operating Officer at Stem Holdings, Inc, a vertically integrated cannabis branded products and technology company. Before joining Stem Holdings, Ms. Harrison worked in various executive C-suite roles with the Hain Celestial Group, Inc., a leading organic and natural products company with operations in North America, Europe and the Middle East, from April 1996 to July 2019. Ms. Harrison received a Bachelor of Business Administration, Marketing and a Master of Business Administration, Marketing from Hofstra University.

In connection with Ms. Harrison’s appointment as Chief Executive Officer, Ms. Harrison and the Company entered into an employment letter, dated July 1, 2023 (the “Harrison Employment Letter”), pursuant to which Ms. Harrison will receive (i) an initial annual base salary of $416,000, (ii) a grant of $4,000 in Class B Subordinate Voting Shares of the Company (the “Shares”) in compensation for each week she is employed as Chief Executive Officer during the prior fiscal year, to be granted at the end of each fiscal year, and (iii) options valued at $6,000 to acquire Shares for each week she is employed as Chief Executive Officer, to be granted at the beginning of each fiscal quarter, vesting effective as of the end of each such fiscal quarter-end based upon the achievement of performance metrics mutually agreed upon by Ms. Harrison and the Board.

The initial term of Ms. Harrison’s employment is one year with automatic renewal for successive one-year periods subject to the mutual consent of the Company and Ms. Harrison. In the event that the Company terminates or does not renew Ms. Harrison’s employment, or she terminates or elects to not renew her employment due to material breach by the Company or any reduction in her title, duties, authorities or responsibilities, she will be entitled to the Severance Benefits (as defined below) on the date of termination, in addition to pro-rated compensation and benefits, including equity incentives, under the Harrison Employment Letter for the period through the termination date. “Severance Benefits” is defined as all amounts that would be due for an additional period of 120 days (pro-rated for all partial periods) following the termination date, including (a) all compensation and benefits under Harrison Employment Letter for such period, including payment by the Company of the premiums due for Ms. Harrison’s medical insurance, (b) no less than the guaranteed amount of Shares for such period, and (c) the options with respect to such period, with all performance metrics deemed satisfied (and once granted shall be immediately vested).

Other than as described herein, there are no arrangements or understandings between Ms. Harrison and any other person pursuant to which she was appointed to serve as Chief Executive Officer and Ms. Harrison does not have a direct or indirect material interest in any “related party” transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There are no family relationships between Ms. Harrison and any director or executive officer of the Company.

Appointment of Amit Pandey as Chief Financial Officer

On July 5, 2023, the Company also announced the appointment of Amit Pandey as the Company’s Chief Financial Officer, effective July 24, 2023. In the interim, Ed Record will act as principal financial officer. Amit Pandey, 41, will join the Company from Clever Leaves International, Inc., a global medical cannabis company with one of the world’s largest cultivation and extraction capacities, where he has served as Executive Vice President of Finance since March 2021, as Senior Vice President & Interim Chief Financial Officer from April 2020 to February 2021, and as Vice President of Finance from May 2019 to December 2020. Prior to that, Mr. Pandey worked at PayCommerce, LLC, a private-equity-backed B2B global cross-border platform fintech SAAS firm, as Chief Financial Officer from February 2018 to February 2019, and as Vice President and Corporate Controller from April 2017 to January 2018. Mr. Pandey holds a Bachelor’s Degree in Accounting from Rutgers University and a Master’s Degree in Data Science with a concentration in Business Analytics from Saint Peter’s University.

In connection with Mr. Pandey’s appointment as Chief Financial Officer, Mr. Pandey and the Company have entered into an employment letter, dated July 1, 2023 (the “Pandey Employment Letter”), pursuant to which Mr. Pandey will receive (i) an annual base salary of $300,000, (ii) a sign-on equity bonus in an amount equal to $300,000 worth of Restricted Stock Units based on the average of the trailing ten days closing price of the Shares as of the start date of his employment, and (iii) options valued at $3,000 to acquire Shares for each week he is employed as Chief Financial Officer, to be granted at the beginning of each fiscal quarter, vesting effective as of the end of each such fiscal quarter-end based on the achievement of performance metrics mutually agreed upon by Mr. Pandey and the Board. In addition, Mr. Pandey will be eligible to participate in the Company’s 2021 Employee Equity Bonus Program starting in 2024. In the event of a Change in Control, as defined in the Pandey Employment Letter, any unvested stock awards outstanding on the date of the Change of Control will immediately vest.

Under the Pandey Employment Letter, Mr. Pandey’s employment can be terminated with or without cause by the Company after the first year of employment. However, if his employment is terminated within the first nine months without cause or if he resigns for good reason, he will be paid for the remainder of that one year period, plus the reimbursement for COBRA premiums for the duration of the one year period. After nine months of employment, if he is terminated without cause or if he resigns for good reason, he will receive three months of paid severance, plus the reimbursement for COBRA premiums for the duration of the three month period.

Other than as described herein, there are no arrangements or understandings between Mr. Pandey and any other person pursuant to which he was appointed to serve as Chief Financial Officer and Mr. Pandey does not have a direct or indirect material interest in any “related party” transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There are no family relationships between Mr. Pandey and any director or executive officer of the Company.

The foregoing descriptions of the Harrison Employment Letter and Pandey Employment Letter are not complete and are qualified by reference to the full text and terms of such documents, which are filed as Exhibits 10.1 and 10.2, respectively, to this report and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On July 5, 2023, the Company issued a press release announcing the events described in Item 5.02 above. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1*	Employment Letter, dated July 1, 2023, by and between MedMen Enterprises Inc. and Ellen Beth Harrison
10.2	Employment Letter, dated July 1, 2023, by and between MedMen Enterprises Inc. and Amit Pandey
99.1	Press Release issued on July 5, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain portions of this exhibit have been redacted pursuant to Item 601(a)(6) of Regulation S-K and marked by brackets and asterisks. The Company hereby undertakes to furnish supplementally an unredacted copy of the exhibit upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 11, 2023	MEDMEN ENTERPRISES INC.

/s/ Ellen Beth Harrison
	By:	Ellen Beth Harrison
	Its:	Chief Executive Officer

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